Exhibit 10.10

Execution Version

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of April 18, 2016, between CF Corporation, a Cayman Islands exempted limited company (the “Company”), the party listed as the purchaser on the signature page hereof (the “Purchaser”) and, solely for the purposes of Section 6 hereof, CF Capital Growth, LLC (the “Sponsor”).

Recitals

WHEREAS, the Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrant(s)”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which (i) immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, the number of Class A Shares determined pursuant to Section 1(a)(i) hereof (the “Forward Purchase Shares”) and the applicable number of Warrants determined pursuant to Section 1(a)(i) hereof, with one Warrant being issuable to the Purchaser per each increment of two Forward Purchase Shares actually issued and sold to the Purchaser hereunder (the “Forward Purchase Warrant(s)” and together with the Forward Purchase Shares, the “Forward Purchase Securities”) and (ii) concurrently herewith, the Company will issue and sell, and the Purchaser will purchase, on a private placement basis, Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B Share(s)”), in an amount equal to the Class B Shares Purchase Amount (as defined in Exhibit B), in each case on the terms and conditions set forth herein;

WHEREAS, the Class B Shares are convertible into Class A Shares on the terms and conditions set forth in the Company’s memorandum and articles of association, as it may be amended from time to time (the “Charter”); and

WHEREAS, the Company has entered into or intends to concurrently with this Agreement enter into agreements in the form of this Agreement with other parties (together with the Purchaser, the “Forward Contract Parties”) for the purchase of Class A Shares upon the Business Combination Closing (all Class A Shares subject to be purchased pursuant to such agreements, together with the Forward Purchase Shares, collectively, the “Total Forward Purchase Shares”) and for the purchase of Class B Shares upon execution of such agreements;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.          Sale and Purchase.

(a)          Forward Purchase Securities.

(i)          The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Forward Purchase Shares set forth on the signature page to this Agreement next to the line item “Number of Forward Purchase Shares,” plus the number of Forward Purchase Warrants set forth on the signature page to this Agreement next to the line item “Number of Forward Purchase Warrants,” for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Shares issued and sold hereunder (the “FPS Purchase Price”). No fractional Forward Purchase Warrants will be issued.

(ii)         Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the Public Units in the IPO (“Public Warrants”), and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Warrants will be exercisable. The Warrants will become exercisable on the later of 30 days after the Business Combination Closing and 12 months from the closing of the IPO, and will expire five years after the Business Combination Closing or earlier upon redemption or the liquidation of the Company, as described in the Warrant Agreement.

(iii)        The Company shall require the Purchaser to purchase the number of Forward Purchase Shares and the corresponding number of Forward Purchase Warrants provided pursuant to Section 1(a)(i) hereof by delivering notice to the Purchaser, at least ten (10) Business Days before the funding of the FPS Purchase Price to the escrow account, specifying the number of Forward Purchase Shares and Forward Purchase Warrants the Purchaser is required to purchase, the anticipated date of the Business Combination Closing, the aggregate FPS Purchase Price and instructions for wiring the FPS Purchase Price to an account of a third-party escrow agent which shall be the Company’s transfer agent (the “Escrow Agent”) pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”). At least two (2) Business Days before the anticipated date of the Business Combination Closing specified in such notice, the Purchaser shall deliver the FPS Purchase Price in cash via wire transfer to the account specified in such notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within thirty (30) days after the Purchaser delivers the FPS Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent automatically return to the Purchaser the FPS Purchase Price, provided that the return of the funds placed in escrow shall not terminate the

Agreement or otherwise relieve either party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(iv)        The closing of the sale of the Forward Purchase Securities (the “FPS Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Closing Date”). At the FPS Closing, the Company will issue to the Purchaser the Forward Purchase Securities, each registered in the name of the Purchaser, against (and concurrently with) release of the FPS Purchase Price by the Escrow Agent to the Company.

(v)         Notwithstanding anything to the contrary herein, the Purchaser shall be excused from its obligation to purchase the Securities in connection with a specific Business Combination if, within five (5) Business Days’ following written notice (the “Transaction Notice”) delivered by the Company to the Purchaser (the “Excusal Date”) of its intention to enter into such Business Combination with one or more particular businesses, the Purchaser delivers to the Company written notice (an “Excusal Notice”) that it has decided not to purchase the Forward Purchase Securities for any reason, including, without limitation, if it has determined that such purchase would constitute a conflict of interest. The Transaction Notice shall set forth the material terms and such other information as reasonably necessary for the Purchaser to evaluate the terms of such Business Combination. In the event that there are any material changes to the terms or conditions of the proposed Business Combination between the Excusal Date and the Business Combination Closing, the Company will promptly notify the Purchaser of such material changes and the Purchaser shall have 48 hours from the time it receives such notice to deliver an Excusal Notice as provided for in the previous sentence. The Purchaser shall have no rights under Section 4 in connection with a Business Combination with respect to which the Purchaser delivered an Excusal Notice. If, following delivery by the Purchaser of an Excusal Notice, the Company consummates the Business Combination with respect to which the Purchaser delivered its Excusal Notice, the Purchaser shall promptly forfeit to the Company, at no cost, all of its Class B Shares, and shall not have any rights under Section 6(b) hereunder; provided, however, that if the Company requested that the Purchaser acquire less than all of the Forward Purchase Securities covered by this Agreement, the Purchaser shall only forfeit Class B Shares pro rata to the number of Forward Purchase Securities the Company requested the Purchaser to acquire. If the Purchaser fails to forfeit any Class B Shares it is required to forfeit hereunder, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such forfeiture on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(b)          Class B Shares. The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Class B Shares set forth on the signature page to this Agreement next to the line item “Class B Shares Purchase Amount” which shall be calculated in accordance with the definition of Class B Shares Purchase Amount set forth in Exhibit B, for a purchase price of $0.01 per whole Class B Share. Certain of the Class B Shares acquired by the Purchaser hereunder are subject to forfeiture in accordance with Section 1(a)(v) and Section 5(b) hereof. The closing of the sale of the Class B Shares (the “Class B

Share Closing”) shall take place concurrently with the execution of this Agreement. At the Class B Share Closing, the Company will issue to the Purchaser the Class B Shares to be sold hereunder, each registered in the name of the Purchaser, against (and concurrently with) delivery of the Class B Purchase Price in cash via wire transfer to an account specified in writing by the Company no later than two (2) Business Days prior to the date hereof.

(c)          Delivery of Securities.

(i)          The Company shall register the Purchaser as the owner of the Forward Purchase Securities and Class B Shares purchased by the Purchaser hereunder (individually or collectively, the “Securities”) in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing and the Class B Share Closing, respectively.

(ii)         Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(d)          Legend Removal. Following the expiration of the transfer restrictions set forth in Section 5(a), if the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(c)(ii). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

(e)          Registration Rights. The Purchaser shall have registration rights with respect to the Forward Purchase Securities and the Class A Shares underlying the Class B Shares as set forth on Exhibit A (the “Registration Rights”).

2.          Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)          Organization and Power. If an entity, the Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)          Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)          Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)          Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. If the Purchaser was formed for the specific purpose of acquiring the Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)           Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)          Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities, or any Class A Shares into which they may be converted into or exercised for, for resale, except for the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company confidentially submitted the Registration Statement for its proposed IPO. The Purchaser understands that the offering of the Securities is not and is not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(h)          No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(i)           High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment, and that it will be contractually obligated to vote its Class B Shares in favor of the Company’s initial Business Combination.

(j)           Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)          Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l)           No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(m)         Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the signature page hereof; if the Purchaser is a partnership, corporation, limited liability company or other entity, then its principal place of business is the office or offices located at the address or addresses of the Purchaser set forth on the signature page hereof.

(n)          Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(o)          Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(p)          Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith, Credit Suisse Securities (USA) LLC Incorporated or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(q)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.          Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)          Organization and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)          Capitalization. The authorized share capital of the Company consists, immediately prior to the Class B Share Closing, of:

(i)          400,000,000 Class A Shares, none of which are issued and outstanding.

(ii)         50,000,000 Class B Shares, 2,875,000 of which are issued and outstanding and held by the Sponsor. All of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Immediately following the sale of the Class B Shares to the Forward Contract Parties, there will be a total of 2,875,000 Class B Shares issued and outstanding, 2,156,250 of which will be held by the Sponsor and an aggregate of 718,750 of which will be held by the Forward Contract Parties.

(iii)        1,000,000 preferred shares, none of which are issued and outstanding.

(c)          Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Securities at the Class B Share Closing and the FPS Closing, and the securities issuable upon conversion or exercise of the Securities, has been taken or will be taken prior to the Class B Share Closing and the FPS Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Class B Share Closing and the FPS Closing, and the issuance and delivery of the Securities and the securities issuable upon conversion or exercise of the Securities has been taken or will be taken prior to the Class B Share Closing and the FPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)          Valid Issuance of Securities.

(i)          The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, and the securities issuable upon conversion or exercise of the

Securities, when issued in accordance with the terms of the Securities and this Agreement, and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Securities will be issued in compliance with all applicable federal and state securities laws.

(ii)         No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)          Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

(f)           Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its articles of association, Charter or other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)          Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

(h)          Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)           Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j)           Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)          No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(l)           Issuance Totals. Prior to or concurrently with the execution and delivery of this Agreement the Company has or is entering into forward purchase agreements providing for the sale of an aggregate of 718,750 Class B Shares, and the purchase of up to an aggregate of 52,500,000 Forward Purchase Shares and 19,583,333 Forward Purchase Warrants (in each case including the Class B Shares, Forward Purchase Shares and Forward Purchase Warrants purchased and sold under this Agreement).

(m)         Founder Investment. Chinh E. Chu and William P. Foley, II, or their affiliates or estate planning vehicles, have entered into forward purchase agreements in the form of this Agreement providing for the purchase of an aggregate of 5,500,000 Forward Purchase Shares.

(n)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.          Right of First Offer. Subject to the terms and conditions of this Section 4, if, in connection with or prior to the Business Combination Closing, the Company proposes to raise additional capital by issuing any equity securities, or securities convertible into, exchangeable or exercisable for equity securities, other than the Public Units (and their component Class A Shares (the “Public Shares”) and Public Warrants) and Excluded Securities (as defined below) (“New Equity Securities”), the Company shall first make an offer of the New Equity Securities to the Purchaser in accordance with the following provisions of this Section 4:

(a)          Offer Notice.

(i)          The Company shall give written notice (the “Offering Notice”) to the Purchaser and the other Forward Contract Parties stating its bona fide intention to offer the New Equity Securities and specifying the number of New Equity Securities and the material terms and conditions, including the price, pursuant to which the Company proposes to offer the New Equity Securities and the applicable pro rata share of such New Equity Securities offered to the Purchaser pursuant to such Offering Notice.

(ii)         The Offering Notice shall constitute the Company’s offer to sell the New Equity Securities to the Purchaser and the other Forward Contract Parties, which offer shall be irrevocable for a period of ten (10) Business Days (the “ROFO Notice Period”).

(b)          Exercise of Right of First Offer.

(i)          Upon receipt of the Offering Notice, the Purchaser shall have until the end of the ROFO Notice Period to offer to purchase all (but not less than all) of its pro rata share of the New Equity Securities, based on the number of Forward Purchase Shares the Purchaser has agreed to purchase hereunder out of the total number of Class A Shares that the Purchaser and other Forward Contract Parties have agreed to purchase at the FPS Closing, by delivering a written notice (a “ROFO Offer Notice”) to the Company stating that it offers to purchase such New Equity Securities on the terms specified in the Offering Notice. Any ROFO Offer Notice so delivered shall be binding upon delivery and irrevocable by the Purchaser.

(ii)         If the Purchaser does not deliver a ROFO Offer Notice during the ROFO Notice Period, the Purchaser shall be deemed to have waived all of the Purchaser’s rights to purchase the New Equity Securities offered pursuant to the Offering Notice under this Section 4, and the Company shall thereafter be free to sell or enter into an agreement to sell the Purchaser’s pro rata portion of such New Equity Securities to any third party (including any Forward Contract Parties) without any further obligation to the Purchaser pursuant to this Section 4 within the ninety (90) day period thereafter (and with respect to an agreement to sell, consummate such sale at any time thereafter) on terms and conditions not more favorable to the third party than those set forth in the Offering Notice. If the Company does not sell or enter into an agreement to sell the Purchaser’s pro rata portion of the New Equity Securities within such period, the rights provided hereunder shall be deemed to be revived and the New Equity

Securities shall not be offered to any third party unless first re-offered to the Purchaser in accordance with this Section 4.

(c)          Excluded Securities. For purposes hereof, the term “Excluded Securities” means Class B Shares (and Class A Shares for which such Class B Shares are convertible) issued to the Sponsor prior to the IPO, private placement warrants issued by the Company to the Sponsor or an affiliate thereof in connection with the IPO for $1.00 per warrant in an amount not to exceed two percent of the gross proceeds from the IPO plus $3,000,000 and which have the same exercise price as the Warrants (“Private Placement Warrants”), warrants issued upon the conversion of working capital loans to the Company to be made by the Sponsor or an affiliate thereof to finance transaction costs in connection with an intended initial Business Combination (up to $1,500,000 of which may be convertible at the option of the lender into warrants of the post-Business Combination entity having the same terms as the Private Placement Warrants at a price of $1.00 per warrant (the “Working Capital Loans”)), any securities issued by the Company as consideration to any seller in the Business Combination, any Class A Shares, Class B Shares (and Class A Shares for which such Class B Shares are convertible) and Forward Purchase Warrants issued pursuant to forward purchase contracts entered into prior to the IPO Closing with Forward Contract Parties.

(d)          Additional Private Placements. Notwithstanding anything to the contrary contained herein, prior to the IPO, the Company will not issue or agree to issue any securities (other than Forward Purchase Securities in the amounts set forth in Section 3(l), Private Placement Warrants and the securities to be issued in the IPO) without the Purchaser’s prior written consent.

5.          Additional Agreements and Acknowledgements of the Purchaser.

(a)          Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer (as defined below) any Class B Shares and the Class A Shares into which the Class B Shares are convertible until the earlier of (A) one year after the Business Combination Closing and (B) the date following the Business Combination Closing on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s ordinary shareholders having the right to exchange their ordinary shares of the Company for cash, securities or other property. Notwithstanding the foregoing, if, subsequent to a Business Combination, the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination Closing, the Class B Shares (and the Class A Shares into which the Class B Shares are convertible) shall be released from the lockup referenced herein. Notwithstanding the first sentence hereinabove, Transfers of the Class B Shares (and the Class A Shares into which the Class B Shares are convertible) are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or their affiliates, or any affiliates of the Sponsor; (ii) in the case of an individual, by gift or transfer to a member(s) of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person, or in the case of any Person, by gift or transfer to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Class B Shares were originally purchased; (vi) in the event of the Company’s liquidation, bankruptcy or dissolution prior to the completion of a Business Combination; (vii) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares of the Company for cash, securities or other property subsequent to the completion of a Business Combination; (viii) as a bona fide gift or gifts; (ix) as a distribution to limited partners, members or stockholders of the Purchaser; (x) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor, (xi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (x) above, and (xii) pursuant to an order of a court or regulatory agency; provided, however, that in the case of clauses (i) through (vi) and (viii) through (xi) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. For purposes of this Section, “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y). For the avoidance of doubt, this section shall not restrict the ability to exercise any Forward Purchase Warrants in accordance with their terms.

(b)          Potential Forfeitures.

(i)          Complete Forfeiture Upon Failure to Fund. The Purchaser agrees that, to the extent that it fails to pay the FPS Purchase Price when required in accordance with Section 1 hereof and such failure to pay remains uncured after five (5) Business Days’ notice from the Company, the Purchaser shall forfeit to the Company all of its Class B Shares. If the Purchaser fails to forfeit any Class B Shares it is required to forfeit hereunder, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such forfeiture on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(ii)         Partial Forfeiture in Connection with Business Combination Closing. If, in connection with the Business Combination Closing, the Sponsor agrees to forfeit any Class B Shares to the Company at no cost (other than pursuant to Section 6(a)) or subject its Class B Shares to contractual terms or restrictions, convert its Class B Shares into other securities or contractual rights or otherwise modify the terms of its Class B Shares (each a “Class

B Change”), then, provided that the Sponsor is not being issued any other equity or equity-related securities or other items of value in the Business Combination in consideration for such forfeiture or Class B Change that are not also being issued to the Forward Contract Parties on a pro rata basis (other than in respect of its Private Placement Warrants or Working Capital Loans and any grants of equity or equity-related securities as director fees), the Purchaser agrees to forfeit, subject, convert or modify its Class B Shares on a pro rata basis and on the same terms as the Sponsor, and hereby grants to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such forfeiture or Class B Change on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(iii)        Nature of Forfeitures. Any forfeiture under this Agreement shall take effect as a surrender for no consideration as a matter of Cayman Islands law.

(c)          Trust Account.

(i)          The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii)         The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(d)          Redemption and Liquidation. The Purchaser hereby waives, with respect to any Class B Shares (including the Class A Shares into which such Class B Shares are convertible) held by it, any redemption rights it may have in connection with (i) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination and (ii) any shareholder vote to approve an amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Class A Shares sold in the IPO if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or in the context of a tender offer made by the Company to purchase Class A Shares, it being understood that the. Purchaser shall be entitled to redemption and liquidation rights with respect to any Public Shares held by it.

(e)          Voting. The Purchaser hereby agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class B Shares and Class A Shares owned by it in favor of any proposed Business Combination. If the Purchaser fails to vote any Class B Shares or Class A Shares it is required to vote hereunder in favor of a Proposed Business Combination, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(f)           No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.          Additional Agreements of the Sponsor and the Company.

(a)          Adjustment to Number of Class B Shares at Business Combination Closing. The Sponsor agrees that, immediately prior to the Business Combination Closing, it shall promptly forfeit to the Company, at no cost, such number of Class B Shares specified in such notice so that, upon the conversion of all Class B Shares into Class A Shares, the Anchor Promote % (as defined below) of the Spreadsheet (as defined below) is as follows:

(i)          If the IPO Shares Post Redemptions (as defined below) is between zero and 20,000,000, then the Anchor Promote % will equal 11.72%.

(ii)         If the IPO Shares Post Redemptions is between 20,000,000 and 39,999,999, then the Anchor Promote % will equal between 11.72% and 8.57%, reducing on a linear basis as computed in accordance with the Spreadsheet.

(iii)        If the IPO Shares Post Redemptions is between 40,000,000 and 60,000,000, then the Anchor Promote % will equal 8.57%.

(iv)        If the IPO Shares Post Redemptions exceeds 60,000,000, then the Anchor Promote % will be less than 8.57%, reducing on a linear basis as computed in accordance with the Spreadsheet.

For the avoidance of doubt, the number of Class B Shares to be forfeited by the Sponsor shall be calculated consistent with the calculation set forth in Row 38 of the “Backup” tab in the Spreadsheet in the column corresponding to the applicable IPO Shares Post Redemptions number.

All determinations regarding the specific number of Class B Shares to be forfeited by the

Sponsor pursuant to this Section 6(a) based on a particular amount of IPO Shares Post Redemptions shall be made by the Company consistent with the Spreadsheet and this Section 6(a) and shall be subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the latest date on which the Company executes an agreement with any Forward Contract Party for the purchase of Class B Shares.

“Anchor Promote %” means the percentage determined pursuant to Section 6(a)(i)-(iv) which is to be calculated in a manner consistent with the determination of “Anchor Promote %” as set forth in Row 46 of the “Backup” tab in the Spreadsheet.

“IPO Shares Post Redemptions” as set forth in the Spreadsheet means (a) the number of Class A Shares sold in the IPO (including any exercise of the underwriters’ over-allotment option) plus (b) the number of Class A Shares issued (or underlying securities convertible into, exchangeable or exercisable for Class A Shares issued) for capital raising purposes in connection with the Business Combination other than Excluded Securities minus (c) the number of Public Shares redeemed by the Company’s public shareholders in connection with the shareholder vote to approve the Business Combination.

“Spreadsheet” means the Excel spreadsheet titled “Promote Analysis” included as of 5:00 p.m., Eastern time, on April 16, 2016, in the virtual data room established by CF Corporation in connection with this Agreement, an illustrative form of which is included here as Exhibit C.

(b)          Sponsor Class B Share Lock-up. The Sponsor agrees that it shall not, and shall cause its affiliates (including Chinh E. Chu and William P. Foley, II) and permitted transferees not to, Transfer any Class B Shares or Class A Shares into which such Class B Shares are convertible (the “Sponsor Shares”) until the earliest of (A) with respect to 50% of the Sponsor Shares, one year after the Business Combination Closing, (B) with respect to the remaining 50% of the Sponsor Shares, two years after the Business Combination Closing, and (C) with respect to 100% of the Sponsor Shares, the date following the Business Combination Closing on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s ordinary shareholders having the right to exchange their ordinary shares of the Company for cash, securities or other property. Notwithstanding the foregoing, the Sponsor, its affiliates and its and their permitted transferees will be permitted to Transfer the Sponsor Shares in accordance with clauses (i) through (vii) of Section 5(a) of this Agreement, subject to the requirement that, in each case, the permitted transferee must enter into a written agreement agreeing to be bound by the transfer restrictions set forth in Section 5(a) of this Agreement.

(c)          Founder Shares of Future SPACs. The Sponsor agrees that if, within the ten (10) year period following the consummation of a Business Combination by the Company, both Chinh E. Chu and William P. Foley, II are the primary sponsors of a special purpose acquisition company (“SPAC”), through the Sponsor or otherwise, then the Purchaser shall be granted the right to purchase, at the same price paid, directly or indirectly, by Messrs. Chu and Foley and on such other terms and conditions specified by the sponsor of such SPAC in its reasonable discretion, a number of founder shares of such SPAC equal to its pro rata share of five percent (5%) of the founder shares of such SPAC, based on the number of Forward Purchase Shares the Purchaser has agreed to purchase hereunder out of the total number Class A Shares that the Purchaser and other Forward Contract Parties have agreed to purchase at the FPS Closing.

(d)          QEF Election Information. The Sponsor shall use commercially reasonable efforts to determine whether, in any year, the Company is deemed to be a “passive foreign investment company” (a “PFIC”) within the meaning of U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”). If the Sponsor determines that the Company is a PFIC in any year, for the year of determination and for each year thereafter during which the Purchaser holds an equity interest in the Company, including Warrants, the Company shall use commercially reasonable efforts to (i) make available to the Purchaser the information that may be required to make or maintain a “qualified electing fund” election under the Code with respect to the Company and (ii) furnish the information required to be reported under Section 1298(f) of the Code.

(e)          IPO. The Company will offer at least 20,000,000 Public Units in the IPO. Each Public Unit will be comprised of one Class A Share and no more than one half of one Warrant. Each whole Warrant will have an exercise price of not less than $11.50 per share.

(f)           Board Representation. Effective upon the IPO Closing, the Purchaser shall have the right to designate one individual (the “Purchaser Designee”) to be, at Purchaser’s election, either (a) a non-voting observer (a “Board Observer”) of the Company’s board of directors (the “Board”) or (b) elected as a member of the Board. Any Board Observer shall be entitled to attend meetings of the Board, and to receive all information provided to the members of the Board during the period in which such person is a Board Observer; provided, that the Board Observer shall not be entitled to vote on any matter submitted to the Board or any of its committees nor to offer any motions or resolutions to the Board or such committees. In the event of the Purchaser Designee’s death, disability or resignation from the Board prior to the Business Combination Closing, the Purchaser shall have the right to designate a replacement Purchaser Designee. In the event the Purchaser designates a Purchaser Designee to be elected to the Board pursuant to clause (b) above, the Sponsor hereby agrees to vote all of its shares in the Company in favor of the election of the Purchaser Designee, and the Purchaser Designee shall be entitled to an indemnification agreement in the form attached hereto as Exhibit D. The Company may exclude any Board Observer from access to any material or meeting or portion thereof if: (i) the Board concludes in good faith, upon advice of the Company’s counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and such counsel; or (ii) such portion of a meeting is an executive session limited solely to independent director members of the Board, independent auditors and/or legal counsel, as the Board may designate, and the Board Observer (assuming the Board Observer were a member of the Board) would not meet the then-applicable standards for independence adopted by the NASDAQ Capital Market, or such other exchange on which the Company’s securities are then traded. In the event the Purchaser designates a Board Observer pursuant to clause (a) above, Purchaser’s Board Observer shall have no duties, fiduciary or otherwise, to the Company.

(g)          Use of Purchaser’s Name. Neither the Company nor the Sponsor will, without the written consent of the Purchaser in each instance use in advertising, publicity or otherwise the name of the Purchaser or any of its affiliates, “Blackstone”, or any director, officer or employee of the Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Purchaser or its affiliates or any information relating to the business or operations of Blackstone or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Neither the Company nor the Sponsor shall use any derivatives, combinations or trademarks of “Blackstone” without the prior written approval of the Purchaser. Notwithstanding the foregoing, the Company may disclose (i) Purchaser’s name and information concerning the Purchaser (A) to the extent required by law, regulation or regulatory request, including without limitation pursuant to a request for such disclosure from the Staff of the SEC or FINRA or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Purchaser’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential, and (ii) Purchaser’s name and the terms of this Agreement to the other Forward Contract Parties. The Company and the Sponsor agree to provide to the Purchaser for Purchaser’s review any disclosure in any registration statement or other document in advance of the submission, filing or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to (a) the Purchaser or any of its affiliates and (b) the Purchaser’s right to be excused from its obligation to purchase the Securities pursuant to Section 1(a)(v) hereof.

(h)          Nature of Business Combination. The Company will not enter into a Business Combination with (i) any tobacco company or company with a tobacco division where such division generates a material portion of such company’s revenue, (ii) any firearms manufacturer or company with a firearm division where such division generates a material portion of such company’s revenue, or (iii) any company that derives a material portion of its revenues from extraction and/or mining of thermal coal or any utilities company that derives 50% or more of its fuel mix from coal, unless such utilities company derives 10% or more of its fuel mix from renewable resources such as hydroelectric, wind or solar.  For purposes of this Section 6(f), “firearms” shall mean handguns and assault rifles, but shall not include other military equipment.

(i)           No Material Non-Public Information. The Company and the Sponsor agree that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company, and following the IPO Closing, neither the Company nor the Sponsor will provide the Purchaser with any material non-public information of the Company without the prior written consent of the Purchaser.

(j)           NASDAQ Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares and Warrants on the NASDAQ Capital Market (or another national securities exchange).

(k)          No Amendments to Charter. The Charter of the Company will be in substantially the same form of Exhibit E hereto and will not be materially amended prior to the IPO without the Purchaser’s prior written consent.

7.          FPS Closing Conditions.

(a)          The obligation of the Purchaser to purchase the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)          The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Forward Purchase Securities;

(ii)         The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Cayman Islands exempted limited company, as of a date within ten (10) Business Days of the FPS Closing;

(iii)        The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)        The Company and the Sponsor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company or the Sponsor at or prior to the FPS Closing;

(v)         The Purchaser shall not have delivered an Excusal Notice; and

(vi)        No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Securities.

(b)          The obligation of the Company to sell the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)          The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Forward Purchase Securities;

(ii)         The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)        The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iv)        No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Securities.

8.          Termination. This Agreement may be terminated at any time prior to the FPS Closing:

(a)          by mutual written consent of the Company and the Purchaser;

(b)          automatically

(i)          if the IPO is not consummated on or prior to November 18, 2016;

(ii)         if the gross proceeds from the IPO do not equal or exceed $200,000,000;

(iii)        if the Business Combination is not consummated within 24 months from the closing of the IPO, unless extended up to a maximum of sixty (60) days in accordance with the Charter;

(iv)        upon the death of both of Chinh E. Chu and William P. Foley, II;

(v)         if Chinh E. Chu, William P. Foley, II, the Sponsor or the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of Chinh E. Chu, William P. Foley, II, the Sponsor or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment; or

(vi)        if either of Chinh E. Chu or William P. Foley, II is convicted in a criminal proceeding for a crime involving fraud or dishonesty.

In the event of any termination of this Agreement pursuant to this Section 8, the FPS Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.          General Provisions.

(a)          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: CF Corporation, 1701 Village Center Circle, Las Vegas, Nevada 89134, Attn: Douglas B. Newton, Chief Financial Officer, email: newton@cc.capital, with a copy to the Company’s counsel at: Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, Attn: Joel L. Rubinstein, Esq., email: jrubinstein@winston.com, fax: (212) 294-4700.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)          No Finder’s Fees. Other than fees payable to Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Credit Suisse Securities (USA) LLC Incorporated, which shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)          Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Class B Share Closing and the FPS Closing.

(d)          Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)          Successors. All of the terms, agreements, covenants, representations,

warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)           Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)          Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)          Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)           Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(j)           Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)          Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)           Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of the Company, the Sponsor and the Purchaser.

(m)         Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)          Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(o)          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)          Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)          Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)           Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(s)          Most Favored Nations. The Company hereby represents and warrants that as of the date hereof, and covenants and agrees that after the date hereof, none of the agreements with any other person for the purchase of Class A Shares includes or will include terms, rights or other benefits that are more favorable, in any material respect, to such other person than the terms, rights and benefits in favor of the Purchaser under this Agreement, and the Company will not waive any material obligation under the agreements with such other person unless, in any such case, the Purchaser has been offered in writing the opportunity to concurrently receive the benefits of all such terms, rights and benefits or waiver. The Purchaser shall notify the Company in writing, within ten (10) days after the date it has been offered the opportunity to receive the benefit of such terms, rights, benefits or waiver, of its election to receive any such term, right, benefit or waiver so offered.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

Purchaser’s Name:	CFS Holdings (Cayman), L.P.

By:	CFS Holdings (Cayman) Manager L.L.C., its general partner

			Address for Notices:	The Blackstone Group
345 Park Avenue
By:	/s/Christopher Striano			New York, NY 10154
	Name:	Christopher Striano		Attn: Daniel Lee
	Title	CFO - Blackstone	E-mail:	striano@blackstone.com
		Tactical Opportunities	Fax:

COMPANY:

CF CORPORATION

By:	/s/ Chinh E. Chu
	Name:	Chinh E. Chu
	Title:	Co-Chairman

[To be completed by the Company]

Number of Forward Purchase Shares:	12,500,000

Number of Forward Purchase Warrants:	6,250,000

Aggregate Purchase Price for Forward Purchase Securities:	$125,000,000

Class B Shares Purchase Amount:	179,688

Aggregate Purchase Price for Class B Shares:	$1,796.88

SPONSOR (solely for the purposes of Section 6 hereof):

CF CAPITAL GROWTH, LLC

By:	/s/ Chinh E. Chu
	Name:	Chinh E. Chu
	Title:	Authorized Person

[Signature Page to Forward Purchase Agreement]

Exhibit A

Registration Rights

1.          Within thirty (30) days after the Business Combination Closing, the Company shall use reasonable best efforts (i) to file a registration statement on Form S-3 for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities a “Resale Shelf”) of (x) the Class A Shares and Warrants (and underlying Class A Shares) comprising the Forward Purchase Securities and the Class A Shares into which the Class B Shares are convertible, (y) any other Class A Shares and Warrants that may be acquired by the Purchaser after the date of this Agreement, including any time after the Business Combination Closing and (z) any other equity security of the Company issued or issuable with respect to the securities referred to in clauses (x) and (y) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; provided, that if Form S-3 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form and undertake to register the Registrable Securities on Form S-3 as soon as such form is available, (ii) to cause the Resale Shelf to be declared effective under the Securities Act promptly thereafter, but in no event later than sixty (60) days thereafter, and (iii) to maintain the effectiveness of such Resale Shelf with respect to the Purchaser’s Registrable Securities until the earliest of (A) the date on which the Purchaser ceases to hold Registrable Securities covered by such Resale Shelf, (B) the date all of the Purchaser’s Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act; and provided, further, with respect to Registrable Securities acquired after the Business Combination Closing, the Company shall only be obligated to amend the Resale Shelf or file a new registration statement that will constitute a Resale Shelf to include such Registrable Securities on two (2) occasions, each upon the written request of Purchaser with respect to at least 100,000 Registrable Securities.

2.          In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (“Staff”) of the Securities and Exchange Commission (“SEC”) from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that the Purchaser be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Purchaser does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all the holders of Registrable Securities to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by Staff and such Purchaser is not required to be named as an “underwriter”; provided, that any Registrable Securities not registered due to this paragraph 2 shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

3.           If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any other Persons who have registration rights (“Other Holders”), relating to an underwritten offering of ordinary shares, or

A-1

engage in an Underwritten Shelf Takedown off an existing registration statement (a “Company Offering”), then the Company will provide the Purchaser and each other Forward Contract Party who purchased at least 2,000,000 Forward Purchase Shares (collectively, the “Piggyback Holders”) with notice in writing (an “Offer Notice”) at least five (5) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement Purchaser’s Registrable Securities and a minimum of 1,000,000 of the securities of each other Forward Contract Party which is a Piggyback Holder that constitute “Registrable Securities” under such parties’ forward purchase agreements (collectively “Piggyback Securities”). Within five (5) Business Days (or, in the case of an Offer Notice delivered to the Purchaser or the other Forward Contract Parties in connection with an Underwritten Shelf Takedown, within three (3) Business Days) after receiving the Offer Notice, the Purchaser may make a written request (a “Piggyback Request”) to the Company to include some or all of Purchaser’s Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Company and the Other Holders, if any; and (ii) second, to the Piggyback Holders based on the pro rata percentage of Piggyback Securities held by the Piggyback Holders and requested to be included in the Underwritten Offering. Notwithstanding anything to the contrary in this paragraph 3, the Company hereby agrees that it will not provide an Offer Notice to any other Forward Contract Party unless such other Forward Contract Party agrees in writing to treat the contents of such Offer Notice as material non-public information.

4.          At any time during which the Company has an effective Resale Shelf with respect to the Purchaser’s Registrable Securities, the Purchaser may make a written request (which request shall specify the intended method of disposition thereof) (a “Shelf Takedown Request”) to the Company to effect a sale, of all or a portion of the Purchaser’s Registrable Securities that are covered by the Resale Shelf, and the Company shall use commercially reasonable efforts to file a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) for such purpose as soon as reasonably practicable following receipt of a Shelf Takedown Request. The Purchaser may request that any such sale be conducted as an underwritten public offering (an “Underwritten Shelf Takedown”). The Company shall not be obligated to effect more than two Underwritten Shelf Takedowns. Purchaser acknowledges that, pursuant to the terms and conditions of forward purchase agreements among the Company, the Sponsor and other Forward Contract Parties (such agreements, as they relate to the rights of the Sponsor and other Forward Contract Parties set forth in paragraphs 3, 4 and 5 of this Exhibit A, not to be amended without the Purchaser’s prior written consent), each Other Forward Contract Party who purchased at least 2,000,000 Forward Purchase Shares and proposes to sell at least 1,000,000 Registrable Securities in the Underwritten Shelf Takedown (a “Requesting Holder”) shall have the right, pursuant to a timely Piggyback Request, to include securities that are covered by the Resale Shelf (“Requesting Holder Securities”) in the prospectus supplement relating to any Underwritten Shelf Takedown and Purchaser agrees to cooperate with the Company and such other Forward Contract Parties in furtherance thereof. If the underwriter(s) for any Underwritten Shelf Takedown advise the Company that marketing factors require a limitation on the number of securities that may be included in the Underwritten Shelf Takedown, the number of securities to be so included shall be allocated as follows: (i) first, to the Purchaser; and (ii) second, to the Requesting Holders based on the pro rata percentage of Requesting Holder Securities held by the

A-2

Requesting Holders and requested to be included in the Underwritten Offering. It is understood that any other Forward Purchase Party electing to include securities on an Underwritten Shelf Takedown proposed by Purchaser shall not have the ability to withdraw such securities from such offering without the consent of the Purchaser, it being understood that the terms of the offering may not be known at the time of such offering and that Purchaser shall have the sole discretion to approve such terms (and such other Forward Purchase Party shall not have the right to make any determinations other than whether they wish to include their Requesting Holder Securities in the prospectus supplement). In this regard, by electing to include securities on such offering, such other Forward Purchase Party agrees to cooperate with the Company and the Purchaser in furtherance of such offering, including entering into such customary agreements and take all such actions (including supplying all reasonably requested information) within 48 hours of a reasonable request by the Company, underwriters or Purchaser.

5.          The determination of whether any offering of Registrable Securities pursuant to the Resale Shelf or a Shelf Takedown Prospectus Supplement will be an underwritten offering shall be made in the sole discretion of the Purchaser, after consultation with the Company, and the Purchaser shall have the right, after consultation with the Company, to determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees (and the Requesting Holders shall not have the right to make any determinations other than whether they wish to include their Requesting Holder Securities in the prospectus supplement). The Purchaser shall select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company).

6.          In connection with any underwritten offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Purchaser) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7.          The Company shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 6, “Registration Expenses” shall mean the out-of-pocket expenses of a Company Offering or an Underwritten Shelf Takedown, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any securities exchange on which the Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; (v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Underwritten Shelf Takedown; and (vi) reasonable fees and expenses of one legal counsel selected by the Purchaser.

A-3

8.          The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to the Purchaser a written notice (“Suspension Notice”) stating that in the good faith judgment of the Company, it would be either (i) prohibited by the Company’s insider trading policy (as if the Purchaser were covered by such policy) or (ii) materially detrimental to the Company and its stockholders for such prospectus to be used at such time. The Company’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than sixty (60) days after the date of such notice to the Purchaser; provided such period may be extended for an additional thirty (30) days with the consent of a majority-in-interest of the holders of Registrable Securities covered by the Resale Shelf; provided further, that such right to suspend the use of a prospectus shall be exercised by the Company not more than once in any twelve (12) month period. A holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably practicable.

9.          The Purchaser agrees that, except as required by applicable law, the Purchaser shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

10.        The Company shall indemnify and hold harmless the Purchaser, its directors and officers, partners, members, managers, employees, agents, and representatives of such Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made

A-4

in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by the Purchaser.

11.         The Company’s obligation under paragraph (1) of this Exhibit A is subject to the Purchaser’s furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. The Purchaser shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser expressly for inclusion in such document; provided that the obligation to indemnify shall be individual, not joint and several, for each Purchaser and shall be limited to the net amount of proceeds received by such Purchaser from the sale of Registrable Securities pursuant to the Resale Shelf.

12.         The Company shall cooperate with the Purchaser, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Resale Shelf and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request.

13.         If requested by the Purchaser, the Company shall as soon as practicable, subject to any Suspension Notice,(i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser holding any Registrable Securities.

14.         As long as the Purchaser shall own Registrable Securities, the Company, at all times while it shall be reporting under the Securities Exchange Act of 1934, as amended, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and to promptly furnish the Purchaser with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as the Purchaser may reasonably request, all to the extent required from time to time, to enable the

A-5

Purchaser to sell the Class A Shares and Warrants held by the Purchaser without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

15.         The rights, duties and obligations of the Purchaser under this Exhibit A may be assigned or delegated by the Purchaser in conjunction with and to the extent of any transfer or assignment of Registrable Securities by the Purchaser to any transferee or assignee.

A-6

Exhibit B

Class B Shares Purchase Amount = Product of (A) Total Class B Shares Purchase Amount multiplied by (B) Purchaser’s Forward Purchase Percentage.

Purchaser’s Forward Purchase Percentage = Quotient of (A) Number of Purchaser’s Forward Purchase Shares that the Company has agreed to sell to the Purchaser, as indicated on the signature page hereto, divided by (B) Total Forward Purchase Shares.

Total Class B Shares Purchase Amount = 718,750.

B-1

Exhibit C

Spreadsheet

C-1

IPO Shares Post Redemptions	0	5,000,000	10,000,000	15,000,000	20,000,000	25,000,000	30,000,000	35,000,000	40,000,000	45,000,000	50,000,000	55,000,000	60,000,000	65,000,000	70,000,000	75,000,000	80,000,000	85,000,000	90,000,000
Total Anchor Shares	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
IPO Shares Sold	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000	60,000,000

Step 1 - Solve for Current Class B Shares (Assuming $100m Placeholder IPO,
A. Current Class B Shares Outstanding (e.g. 20% of $115m)	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000
B. Current Sponsor Class B Shares (e.g. 75% of Current Class B Shares	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250	2,156,250
C. Current Anchor Class B Shares "Total Class B Shares Purchase Amount" (e.g.	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750	718,750

Step 2 - Solve for New Class B Shares Outstanding Post IPO (Through Share
A. New Class B Shares Outstanding Post IPO (e.g. 20% of IPO)	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000
B. New Sponsor Class B Shares Outstanding Post IPO (e.g. 75% of New Class B	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000	11,250,000
C. Anchor Class B Shares Post IPO (e.g. 25% of New Class B Shares Outstanding	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000
D. Implied Share Dividend Adjustment (e.g. New Class B Shares Issued For Every	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22	5.22

Step 3 - Solve for How Many Class A Shares Each Investor Receives for Each
Step A - Solve for Anchor Promote Ownership as % of Anchor Promote
IPO Shares Post Redemptions Less Than or Equal to 20 million: Anchor	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%
IPO Shares Post Redemptions greater than 20 million and less than or equal to 40 million: 46.875% + 0.78125% * (Total IPO Shares Post Redemptions -	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%	0.78125%
IPO Shares Post Redemptions greater than 40 million and less or equal to 60	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%
IPO Shares Post Redemptions greater than 60 million: 62.50% + 0.625% * (Total IPO Shares Post Redemptions - 60,000,000) / 1,000,000	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%	0.62500%
Anchor Promote Ownership as % of Anchor Promote Shares	46.87500%	46.87500%	46.87500%	46.87500%	46.87500%	50.78125%	54.68750%	58.59375%	62.50000%	62.50000%	62.50000%	62.50000%	62.50000%	65.62500%	68.75000%	71.87500%	75.00000%	78.12500%	81.25000%
Step B - Solve for Anchor Portion of Promote
i. Promote on Anchor Shares (e.g. 20% of Anchor Round)	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000
ii. Anchor Portion of Promote (Anchor Promote Ownership as % of Anchor Promote Shares * Promote on Anchor Shares) (New Class A Shares Entitled)	5,859,375	5,859,375	5,859,375	5,859,375	5,859,375	6,347,656	6,835,938	7,324,219	7,812,500	7,812,500	7,812,500	7,812,500	7,812,500	8,203,125	8,593,750	8,984,375	9,375,000	9,765,625	10,156,250
Step C - Solve for Sponsor Portion of Promote
i. Promote on Anchor Shares Plus IPO Shares Post Redemptions (e.g. 20% of	12,500,000	13,750,000	15,000,000	16,250,000	17,500,000	18,750,000	20,000,000	21,250,000	22,500,000	23,750,000	25,000,000	26,250,000	27,500,000	28,750,000	30,000,000	31,250,000	32,500,000	33,750,000	35,000,000
ii. Sponsor Portion of Promote (New Class A Shares Entitled, B(i) minus A(ii))	6,640,625	7,890,625	9,140,625	10,390,625	11,640,625	12,402,344	13,164,063	13,925,781	14,687,500	15,937,500	17,187,500	18,437,500	19,687,500	20,546,875	21,406,250	22,265,625	23,125,000	23,984,375	24,843,750
Step D - Solve for Conversion Ratio (Convert Current Class B Shares into
i. Class B to Class A Conversion Ratio (e.g. 3(A)(i) divided by 2(C), New Class A	1.56	1.56	1.56	1.56	1.56	1.69	1.82	1.95	2.08	2.08	2.08	2.08	2.08	2.19	2.29	2.40	2.50	2.60	2.71

Step 4 - Solve for How Many Class B Shares Sponsor Must Forfeit
A. Class B Shares Sponsor Entitled (Sponsor Portion of Promote Divided by	4,250,000	5,050,000	5,850,000	6,650,000	7,450,000	7,326,923	7,221,429	7,130,000	7,050,000	7,650,000	8,250,000	8,850,000	9,450,000	9,392,857	9,340,909	9,293,478	9,250,000	9,210,000	9,173,077
B. Class B Shares Sponsor Must Forfeit (Sponsor Class B Shares Held Less New	7,000,000	6,200,000	5,400,000	4,600,000	3,800,000	3,923,077	4,028,571	4,120,000	4,200,000	3,600,000	3,000,000	2,400,000	1,800,000	1,857,143	1,909,091	1,956,522	2,000,000	2,040,000	2,076,923
C. Class B Shares Anchors Entitled (No Forfeiture) (Equals to 2(C))	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000	3,750,000

Anchor Net Promote % and Post Redemption Class A Shares Outstanding
A. Class A Anchor Shares From Capital Invested	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
B. Class A Anchor Shares From Promote	5,859,375	5,859,375	5,859,375	5,859,375	5,859,375	6,347,656	6,835,938	7,324,219	7,812,500	7,812,500	7,812,500	7,812,500	7,812,500	8,203,125	8,593,750	8,984,375	9,375,000	9,765,625	10,156,250
C. Total Class A Anchor Shares	55,859,375	55,859,375	55,859,375	55,859,375	55,859,375	56,347,656	56,835,938	57,324,219	57,812,500	57,812,500	57,812,500	57,812,500	57,812,500	58,203,125	58,593,750	58,984,375	59,375,000	59,765,625	60,156,250
D. Sponsor Class A Shares as Promote on Anchor Shares (Step 3 Ai - Aii)	6,640,625	6,640,625	6,640,625	6,640,625	6,640,625	6,152,344	5,664,063	5,175,781	4,687,500	4,687,500	4,687,500	4,687,500	4,687,500	4,296,875	3,906,250	3,515,625	3,125,000	2,734,375	2,343,750
E. Anchor Promote % (D / (D + A))	11.72414%	11.72414%	11.72414%	11.72414%	11.72414%	10.95652%	10.17544%	9.38053%	8.57143%	8.57143%	8.57143%	8.57143%	8.57143%	7.91367%	7.24638%	6.56934%	5.88235%	5.18519%	4.47761%

F. Class A Sponsor Shares From Promote	6,640,625	7,890,625	9,140,625	10,390,625	11,640,625	12,402,344	13,164,063	13,925,781	14,687,500	15,937,500	17,187,500	18,437,500	19,687,500	20,546,875	21,406,250	22,265,625	23,125,000	23,984,375	24,843,750
G. Class A Shares From IPO Shares Post Redemption	0	5,000,000	10,000,000	15,000,000	20,000,000	25,000,000	30,000,000	35,000,000	40,000,000	45,000,000	50,000,000	55,000,000	60,000,000	65,000,000	70,000,000	75,000,000	80,000,000	85,000,000	90,000,000
H. Total Class A Shares Outstanding Post Redemption (C + F + G)	62,500,000	68,750,000	75,000,000	81,250,000	87,500,000	93,750,000	100,000,000	106,250,000	112,500,000	118,750,000	125,000,000	131,250,000	137,500,000	143,750,000	150,000,000	156,250,000	162,500,000	168,750,000	175,000,000

Confidentiality and Disclosures

This document has been prepared solely for, and is being delivered on a confidential basis by CF Corporation. Any reproduction or distribution of this document, in whole or in part, or the disclosure of its contents, without the prior consent of CF Corporation is prohibited. By accepting this document, each recipient agrees: (i) to maintain the confidentiality of all information that is contained herein and not already in the public domain, and (ii) to use this document for the sole purpose of evaluating CF Corporation.

This document does not purport to contain all of the information that may be required to evaluate a possible transaction. This document is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by CF Corporation or any of its affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this document or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. Accordingly, none of CF Corporation or any of its affiliates, directors, officers, employees or advisers or any other person shall be liable for any direct, indirect or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this document and any such liability is expressly disclaimed.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities of CF Corporation, nor shall there be any sale of any securities of CF Corporation in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any such offering of securities will only be made in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

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IPO Shares Post Redemptions	0	5,000,000	10,000,000	15,000,000	20,000,000	25,000,000	30,000,000	35,000,000	40,000,000	45,000,000	50,000,000	55,000,000	60,000,000	65,000,000	70,000,000	75,000,000	80,000,000	85,000,000	90,000,000	75,000,000
Total Anchor Shares	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Total Anchor + IPO Shares	50,000,000	55,000,000	60,000,000	65,000,000	70,000,000	75,000,000	80,000,000	85,000,000	90,000,000	95,000,000	100,000,000	105,000,000	110,000,000	115,000,000	120,000,000	125,000,000	130,000,000	135,000,000	140,000,000	125,000,000

Anchor Gross Promote Shares	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000	12,500,000
IPO Gross Promote Shares	-	1,250,000	2,500,000	3,750,000	5,000,000	6,250,000	7,500,000	8,750,000	10,000,000	11,250,000	12,500,000	13,750,000	15,000,000	16,250,000	17,500,000	18,750,000	20,000,000	21,250,000	22,500,000	18,750,000
Total Promote Shares	12,500,000	13,750,000	15,000,000	16,250,000	17,500,000	18,750,000	20,000,000	21,250,000	22,500,000	23,750,000	25,000,000	26,250,000	27,500,000	28,750,000	30,000,000	31,250,000	32,500,000	33,750,000	35,000,000	31,250,000

Anchor Portion of Promote as % of Anchor Promote Shares	46.88%	46.88%	46.88%	46.88%	46.88%	50.78%	54.69%	58.59%	62.50%	62.50%	62.50%	62.50%	62.50%	65.63%	68.75%	71.88%	75.00%	78.13%	81.25%	71.88%
Anchor Portion of Promote	5,859,375	5,859,375	5,859,375	5,859,375	5,859,375	6,347,656	6,835,938	7,324,219	7,812,500	7,812,500	7,812,500	7,812,500	7,812,500	8,203,125	8,593,750	8,984,375	9,375,000	9,765,625	10,156,250	8,984,375
Anchor Net Promote Shares Paid	6,640,625	6,640,625	6,640,625	6,640,625	6,640,625	6,152,344	5,664,063	5,175,781	4,687,500	4,687,500	4,687,500	4,687,500	4,687,500	4,296,875	3,906,250	3,515,625	3,125,000	2,734,375	2,343,750	3,515,625
Anchor Promote %	11.72%	11.72%	11.72%	11.72%	11.72%	10.96%	10.18%	9.38%	8.57%	8.57%	8.57%	8.57%	8.57%	7.91%	7.25%	6.57%	5.88%	5.19%	4.48%	6.57%

Confidentiality and Disclosures

This document has been prepared solely for, and is being delivered on a confidential basis by CF Corporation. Any reproduction or distribution of this document, in whole or in part, or the disclosure of its contents, without the prior consent of CF Corporation is prohibited. By accepting this document, each recipient agrees: (i) to maintain the confidentiality of all information that is contained herein and not already in the public domain, and (ii) to use this document for the sole purpose of evaluating CF Corporation.

This document does not purport to contain all of the information that may be required to evaluate a possible transaction. This document is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by CF Corporation or any of its affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this document or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. Accordingly, none of CF Corporation or any of its affiliates, directors, officers, employees or advisers or any other person shall be liable for any direct, indirect or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this document and any such liability is expressly disclaimed.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities of CF Corporation, nor shall there be any sale of any securities of CF Corporation in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any such offering of securities will only be made in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

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Exhibit D

Indemnification Agreement

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of April [_], 2016 (this “Agreement”) and is between CF Corporation, a Cayman Islands exempted limited company (the “Company”) and [______] (“Indemnitee”).

WHEREAS, pursuant to that certain Forward Purchase Agreement, dated as of [___], 2016 (the “Forward Purchase Agreement”), by and among the Company, [______] (“Purchaser”) and, solely for the purposes of Section 6 thereof, CF Capital Growth, LLC, Purchaser is entitled to designate one [member of] [non-voting observer to] the board of directors of the Company (the “Board”) and has designated the Indemnitee;

WHEREAS, in order to induce Purchaser to enter into the Forward Purchase Agreement, Purchaser has requested and the Company has agreed to provide for the indemnification of, and the advancement of Expenses (as defined herein) to, Indemnitee to the maximum extent permitted by law;

WHEREAS, the Company and Indemnitee desire to enter into this Agreement to set forth their agreement regarding indemnification and the advancement of Expenses and to clarify the priority of the indemnification and advancement of Expenses with respect to certain Jointly Indemnifiable Claims (as defined herein).

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

Section 1.  Indemnification.

To the fullest extent permitted by law:

(a)          The Company shall indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed Action, Suit or Proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any appeals.

(b)          The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Action, Suit or Proceeding, including any appeals.

Section 2.  Payment of Expenses.  To the fullest extent permitted by law, Expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending

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any Action, Suit or Proceeding or in connection with an enforcement action as contemplated by the first sentence of Section 3(d) or any Action or Proceeding to recover under any director liability insurance policies maintained by the Company, shall be paid by the Company in advance of the final disposition of such Action, Suit or Proceeding or such enforcement action within 15 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time.  The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect of such Action, Suit or Proceeding or such enforcement action as contemplated by Section 3(d).

Section 3.  Procedure for Indemnification; Notification and Defense of Claim.

(a)          Promptly after receipt by Indemnitee of actual notice of the commencement of any Action, Suit or Proceeding, Indemnitee shall, if a claim in respect thereof is to be made or could be made against the Company hereunder, notify the Company in writing of the commencement thereof.  The failure to promptly notify the Company of the commencement of the Action, Suit or Proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is actually and materially prejudiced (through the forfeiture of substantive rights or defenses) in its defense of such Action, Suit or Proceeding as a result of such failure.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.  In addition, Indemnitee shall reasonably cooperate with the Company and shall give the Company such additional information as the Company may reasonably require.

(b)          With respect to any Action, Suit or Proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this paragraph and subject to the Company’s prior determination pursuant to Section 3(c) to grant Indemnitee’s indemnification request with respect to such Action, Suit or Proceeding, prior to the final disposition of such Action, Suit or Proceeding or such enforcement action, be entitled to assume the defense of such Action, Suit or Proceeding, with counsel reasonably acceptable to Indemnitee (which acceptance shall not be unreasonably withheld or delayed), upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by or on behalf of Indemnitee with respect to the same Action, Suit or Proceeding unless the Company does not continue to retain such counsel to defend such Action, Suit or Proceeding.  Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Company and Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of Indemnitee, to assume such defense.  In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

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(c)          The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a).  If the Company determines that Indemnitee is entitled to such indemnification, the Company will make payment to Indemnitee of the indemnifiable amount within such 10 day period.  If the Company’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d)          In the event that (i) the Company determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period, (iv) advancement of Expenses is not timely made in accordance with Section 2, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses.  To the extent not already advanced pursuant to Section 2, Indemnitee’s Expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of Expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company; provided that to the extent Indemnitee is successful in part and unsuccessful in part in establishing Indemnitee’s right to indemnification or advancement of Expenses hereunder, Indemnitee shall be entitled to partial indemnification of Expenses.

(e)          Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be.  The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of Expenses unless the Company overcomes such presumption by clear and convincing evidence.  Neither the failure of the Company to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

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Section 4.  Insurance and Subrogation.

(a)          To the extent the Company maintains a policy or policies of insurance providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided to any other director or officer of the Company.  If, at the time the Company receives from Indemnitee any notice of the commencement of an Action, Suit or Proceeding, the Company has such insurance in effect which would reasonably be expected to cover such Action, Suit or Proceeding, the Company shall give prompt notice of the commencement of such Action, Suit or Proceeding to the insurers in accordance with the procedures set forth in such policy or policies.  The Company shall thereafter take all necessary or reasonably desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Action, Suit or Proceeding in accordance with the terms of such policy or policies.

(b)          Subject to Section 8(b), in the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy.  Indemnitee shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Company to effectively bring suit to enforce such rights in accordance with the terms of such insurance policy.  The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c)          Subject to Section 9(b), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, Judgments, Fines and Amounts Paid in Settlement, and ERISA excise taxes or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5.  Certain Definitions.  For purposes of this Agreement, the following definitions shall apply:

(a)          The term “Action, Suit or Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, investigation, inquiry, alternative dispute mechanism or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, in each case, that arises out of, relates to, or is based upon (i) Indemnitee’s designation or attendance as a [member of the Board] [non-voting observer at meetings of the Board and committees] and (ii) Indemnitee’s receipt of materials or information in respect of meetings of the Board or committees, or (iii) Indemnitee’s exercise of the rights granted by the Company under this Agreement (the foregoing (i), (ii) or (iii), the “Indemnitee’s Observer Status”).

(b)          The term “Expenses” shall include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), in each case, actually and reasonably incurred by or on behalf of Indemnitee in connection with either the investigation, defense or appeal of an Action, Suit or Proceeding or establishing or

D-4

enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(c)          The term “Judgments, Fines and Amounts Paid in Settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

Section 6.  Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a)  To indemnify or advance Expenses to Indemnitee with respect to any threatened, pending or completed claim, action, suit, arbitration, investigation, inquiry, alternative dispute mechanism or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, however denominated, initiated or brought voluntarily by Indemnitee whether by way of defense, counterclaim or cross claim or otherwise, other than (i) an action brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement (which shall be governed by the provisions of Section 6(b) of this Agreement), a claim, action, suit, arbitration, investigation, inquiry, alternative dispute mechanism or proceeding that was authorized or consented to by the Board of Directors of the Company, it being understood and agreed that such authorization or consent shall not be unreasonably withheld in connection with any compulsory counterclaim brought by Indemnitee in response to an Action, Suit or Proceeding otherwise indemnifiable under this Agreement or (ii) as otherwise required under law.

(b)  To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to an action instituted by Indemnitee to enforce or interpret this Agreement if Indemnitee is not successful in such enforcement action in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of Expenses hereunder; provided that to the extent Indemnitee is successful in part and unsuccessful in part in establishing Indemnitee’s right to indemnification or advancement of Expenses hereunder, Indemnitee shall be entitled to partial indemnification of Expenses.

(d)  To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined to have been knowingly fraudulent or constitute willful misconduct by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing.

(e)  To indemnify Indemnitee in any circumstance where such indemnification has been determined to be prohibited by law by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing.

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(f)  To indemnify Indemnitee for any amounts paid in settlement of any Action, Suit or Proceeding without the Company’s prior written consent; provided that the Company will not unreasonably withhold or delay its consent to any proposed settlement.

Section 7.  Certain Settlement Provisions.  The Company shall be permitted to settle any Action, Suit or Proceeding, except that it shall not settle any Action, Suit or Proceeding in any manner that would impose any penalty (unless the only penalty imposed is a monetary payment that will be paid in full by the Company (or its insurers)) or limitations or constitute any admission of wrongdoing or which may compromise, or may adversely affect, the defense of the Indemnitee in any other Action, Suit or Proceeding, whether civil or criminal, without Indemnitee’s prior written consent.  Indemnitee will not unreasonably withhold or delay his or her consent to any proposed settlement.

Section 8.  Savings Clause.  If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed Action, Suit or Proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, from and against all loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Action, Suit or Proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 9.  Contribution/Jointly Indemnifiable Claims.

(a)          In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and Expenses (including attorneys’ fees), Judgments, Fines and Amounts Paid in Settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any Action, Suit or Proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c) or 7 hereof.

(b)          Given that certain Jointly Indemnifiable Claims may arise by reason of the Indemnitee’s Observer Status, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of Expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) this Agreement and any other agreement between the Company and the Indemnitee pursuant to which the Indemnitee is indemnified, (collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities.  Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall

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reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company under the Indemnification Sources.  In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Company shall reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Company pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company, as applicable, and (iii) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.  The Company and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 9(b), entitled to enforce this Section 9(b) as though each such Indemnitee-Related Entity were a party to this Agreement.  For purposes of this Section 9(b), the following terms shall have the following meanings:

(i)          The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity (other than the Company or the insurer under and pursuant to an insurance policy of the Company) from whom an Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement of Expenses obligation.

(ii)         The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Action, Suit or Proceeding for which the Indemnitee shall be entitled to indemnification, advancement of Expenses  from both (i) the Company pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement or arrangement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

Section 10.  Form and Delivery of Communications.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received.  Addresses for notice to either party are shown on the signature page of this Agreement, or as subsequently modified by written notice.

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Section 11.  Entire Agreement.  Without limiting any of the rights of Indemnitee under any of the Indemnification Sources, this Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 12.  Modification and Waiver.  No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both the Company and the Indemnitee.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  For the avoidance of doubt, this Agreement may not be terminated by the Company without Indemnitee’s prior written consent.

Section 13.  Successor and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, executors, administrators and legal representatives.  The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of any of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform if no such succession had taken place.

Section 14.  Service of Process and Venue.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 15.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Companies of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 16.  Injunctive Relief.  The parties hereto agree that each party hereto may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled.

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Section 17.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 18.  Headings.  The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

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This Indemnification Agreement has been duly executed and delivered to be effective as of the date stated above.

COMPANY:

CF Corporation

By:
Name:
Title:

INDEMNITEE:

Name:
Address:

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Exhibit E

Charter of the Company

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

CF CORPORATION

(adopted by special resolution dated [ ] 2016)

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THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CF CORPORATION

(adopted by special resolution dated [ ] 2016)

1	The name of the Company is CF Corporation.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$45,100 divided into 400,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 1,000,000 Preferred Shares of a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

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THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

CF CORPORATION

(adopted by special resolution dated [ ] 2016)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company.

“Audit Committee”	means the audit committee of the Company formed pursuant to Article 41.2 hereof, or any successor audit committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Business Combination”	means a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination, with one or more businesses or entities (the “target business”), which Business Combination: (i) must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Fund (as defined in the below paragraph) (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Fund) at the time of the agreement to enter into the Business Combination; and (ii) must not be effectuated with another blank check company or a similar company with nominal operations.

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.

“Class A Shares”	means Class A Ordinary Shares of a par value of US$0.0001 each in the share capital of the Company.

“Class B Shares”	means Class B Ordinary Shares of a par value of US$0.0001 each in the share capital of the Company.

“Company”	means the above named company.

“Designated Stock Exchange”	means any national securities exchange in the United States on which Shares are listed for trading, including the NASDAQ Stock Market LLC, the NYSE MKT LLC or The New York Stock

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Exchange LLC.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Founders”	means CF Capital Growth, LLC, a Delaware limited liability company, Chinh E. Chu and William P. Foley, II.

“Forward Purchase Agreements”	means forward purchase agreements entered into among the Company, the Sponsor and certain investors prior to the IPO.

“Forward Purchase Shares”	means Class A Ordinary Shares issued pursuant to Forward Purchase Agreements.

“Forward Purchase Warrants”	means warrants issued pursuant to Forward Purchase Agreements

“IPO”	means the Company’s initial public offering of securities.

“IPO Repurchase”	has the meaning given to it in Article 49.3.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Shares”	means the Class A Shares and the Class B Shares.

“Over-allotment Option”	means the option of the Underwriters to purchase up to an additional 15% of the units (as described at Article 3.3) sold in the IPO at a price equal to US$10.00 per unit, less underwriting discounts and commissions.

“Preferred Shares”	means Preferred Shares of a par value of US$0.0001 each in the share capital of the Company.

“Public Shares”	means Class A Ordinary Shares issued as part of the units sold in the IPO.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Repurchase Limitation”	has the meaning given to it in Article 49.2.

“Repurchase Price”	has the meaning given to it in Article 49.3.

“Seal”	means the common seal of the Company and includes every duplicate seal.

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“SEC”	means the United States Securities and Exchange Commission.

“Share”	means a Class A Share, a Class B Share or a Preferred Share in the Company.

“Special Resolution”	subject to Article 29.4, has the same meaning as in the Statute, and includes a unanimous written resolution.

“Sponsor”	means CF Capital Growth, LLC, a Delaware limited liability company.

“Statute”	means the Companies Law (2013 Revision) of the Cayman Islands.

“Subscriber”	means the subscriber to the Memorandum.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Trust Fund”	means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with the proceeds of the private placement of the warrants (the “Private Placement Warrants”) simultaneously with the closing date of the IPO, will be deposited.

“Underwriters”	means the underwriters of the IPO.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of

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the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares to the extent that it may affect the ability of the Company to carry out a Class B Share Conversion described at Article 4.

3.2	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

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3.3	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4	Notwithstanding the foregoing, the Subscriber shall have the power to:

(a)	issue one Share to itself;

(b)	transfer that Share by an instrument of transfer to any person; and

(c)	update the Register of Members in respect of the issue and transfer of that Share.

3.5	The Company shall not issue Shares to bearer.

4	Rights Attaching to Shares

4.1	The rights attaching to all Shares shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters (subject to Article 11) with the exception that the holder of a Class B Share shall have the Conversion Rights referred to in Article 4.2.

4.2	Conversion Rights. On the first business day following the consummation of the Company’s initial Business Combination, the issued and outstanding Class B Shares shall automatically be converted into such number of Class A Shares as is equal to 25% of the sum of:

(a)	the total number of Class A Shares issued in the IPO (including pursuant to the Over-allotment Option), plus

(b)	the sum of (i) the total number of Class A Shares issued or deemed issued, or issuable upon the conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination (including Forward Purchase Shares, but not Forward Purchase Warrants), excluding any Class A Shares or equity-linked securities exercisable for or convertible into Class A Shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of loans to the Company previously made by the Sponsor, minus (ii) the total number of Public Shares repurchased pursuant to the IPO Repurchase.

References in this Article 4.2 to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued

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as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

Notwithstanding anything to the contrary contained herein, in no event shall the Class B Shares convert into Class A Shares at a ratio that is less than one-for-one.

Each Class B Share shall convert into its pro rata number of Class A Shares as set forth in this Article 4.2. The pro rata share for each holder of Class B Shares will be determined as follows: Each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the issued and outstanding Class B Shares shall be converted pursuant to this Article and the denominator of which shall be the total number of issued and outstanding Class B Shares at the time of conversion.

Reservation of Shares. The Directors shall not issue allot or issue Class A Shares such that the number of authorised but unissued Class A Shares would at any time be insufficient to permit the conversion of all Class B Shares from time to time issued and outstanding into Class A Shares.

5	Register of Members

5.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

5.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

6	Closing Register of Members or Fixing Record Date

6.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after any applicable notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the requirements of the Designated Stock Exchange, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

6.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

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6.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

7	Certificates for Shares

7.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

7.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

7.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

7.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7.5	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the Designated Stock Exchange may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

8	Transfer of Shares

8.1	Subject to the terms of these Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with applicable rules of the SEC and federal and state securities laws of the United States. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to Article 3 on terms that one cannot be transferred without

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the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

8.2	The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

9	Redemption, Repurchase and Surrender of Shares

9.1	Subject to the provisions of the Statute, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares, except Public Shares, shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of such Shares. With respect to repurchasing or redeeming shares of the Company:

(a)	members who hold Public Shares are entitled to request repurchase of such Shares in the circumstances described in Article 49.3;

(b)	shares held by the Founders may, in the sole discretion of the Company, be compulsorily repurchased at par on a pro rata basis to the extent that the Over-allotment Option is not exercised in full so that the Founders will own 20% of the Company’s issued and outstanding Shares after the IPO (exclusive of any securities purchased in a private placement simultaneously with the IPO); and

(c)	Public Shares shall be redeemed or purchased in the circumstances set out in Article 49.2(b).

9.2	Subject to the provisions of the Statute, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. For the avoidance of doubt, repurchases or redemptions of Shares in the circumstances described at Articles 8.1(a), 8.1(b) and 8.1(c) above shall not require further approval of the Members.

9.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

9.4	The Directors may accept the surrender for no consideration of any fully paid Share.

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10	Treasury Shares

10.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

10.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

11	Variation of Rights of Shares

11.1	If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least fifty per cent of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

11.2	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

11.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

12	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

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13	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

14	Lien on Shares

14.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

14.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

14.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

14.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

15	Call on Shares

15.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon

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whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

15.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

15.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

15.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

15.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

15.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

15.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

15.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

16	Forfeiture of Shares

16.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

16.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

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16.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

16.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

16.5	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

16.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

17	Transmission of Shares

17.1	If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

17.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

17.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be

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entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

18	Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3	Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution and Article 49, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

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(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

19	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20	General Meetings

20.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

20.3	The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

20.4	A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than thirty per cent in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

20.5	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

20.6	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

20.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

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21	Notice of General Meetings

21.1	At least five days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

21.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

22	Proceedings at General Meetings

22.1	No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the issued Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

22.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall be dissolved.

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22.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman or co-chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman or co-chairman, if any, of the board of Directors shall preside as chairman or co-chairman at such general meeting. If there is no such chairman or co-chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.6	If no Director is willing to act as chairman or co-chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

22.7	The chairman or co-chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.8	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.9	A resolution put to the vote of the meeting shall be decided on a poll.

22.10	A poll shall be taken as the chairman or co-chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

22.11	A poll demanded on the election of a chairman or co-chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

22.12	In the case of an equality of votes the chairman or each co-chairman, if any, shall be entitled to a second or casting vote.

23	Votes of Members

23.1	Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

23.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

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23.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

23.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

23.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman or co-chairman whose decision shall be final and conclusive.

23.6	Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.7	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

24	Proxies

24.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

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The chairman or co-chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman or co-chairman, shall be invalid.

24.3	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.4	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25	Corporate Members

25.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25.2	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

26	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

27	Directors

There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase

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or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the Subscriber.

28	Powers of Directors

28.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

28.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

28.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

28.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

29	Appointment and Removal of Directors

29.1	Prior to the closing of a Business Combination, the Company may by Ordinary Resolution of the holders of the Class B Shares appoint any person to be a Director or may by Ordinary Resolution remove any Director. For the avoidance of doubt, prior to the closing of a Business Combination holders of Class A Shares shall have no right to vote on the appointment or removal of any Director.

29.2	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29.3	After the closing of a Business Combination, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

29.4	Article 29.1 may only be amended by a Special Resolution passed by a majority of at least 90% of such members as, being entitled to do so, vote in person or, where

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proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been given, or by way of unanimous written resolution of all members.

30	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director is found to be or becomes of unsound mind; or

(e)	all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

31	Proceedings of Directors

31.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority if there are three or more Directors, shall be two if there are two Directors, and shall be one if there is only one Director.

31.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman or, if there are co-chairman, each co-chairman, shall have a second or casting vote.

31.3	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman or co-chairman is located at the start of the meeting.

31.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as

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valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

31.5	A Director may, or other officer of the Company on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

31.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

31.7	The Directors may elect a chairman or co-chairman of their board and determine the period for which he is to hold office; but if no such chairman or co-chairman is elected, or if at any meeting the chairman or co-chairman is not present within fifteen minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

31.8	All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

31.9	A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

32	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or co-chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

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33	Directors’ Interests

33.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

33.2	A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

33.3	A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

33.4	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

33.5	A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

34	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

35	Delegation of Directors’ Powers

35.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any

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such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.3	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

35.4	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

35.5	The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any chairman (or co-chairman) of the board of Directors, vice chairman of the board of Directors, one or more chief executive officers, presidents, a chief financial officer, a secretary, a treasurer, vice-presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries or any other officers as may be determined by the Directors) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

36	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

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37	Remuneration of Directors

37.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine, provided that no remuneration shall be paid to any Director prior to the consummation of a Business Combination. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

37.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

38	Seal

38.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

38.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

39	Dividends, Distributions and Reserve

39.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by the Statute.

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39.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

39.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

39.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8	No Dividend or other distribution shall bear interest against the Company.

39.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on

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which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

40	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

41	Books of Account

41.1	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

41.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

41.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

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42	Audit

42.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.2	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the board of Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange.

42.3	If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee, if one exists, and the Directors, if an Audit Committee does not exist, for the review and approval of potential conflicts of interest.

42.4	The remuneration of the Auditor shall be fixed by the Audit Committee, if one exists, and by the Directors if an Audit Committee does not exist.

42.5	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

42.6	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.7	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43	Notices

43.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served in accordance with the requirements of the Designated Stock Exchange.

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43.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

43.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

43.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

44	Winding Up

44.1	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by

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them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

45	Indemnity and Insurance

45.1	Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

45.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

45.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

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46	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

47	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

48	Mergers and Consolidations

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

49	Business Combination

49.1	Notwithstanding any other provision of these Articles, this Article 49 shall apply during the period commencing upon the adoption of these Articles and terminating upon the first to occur of the consummation of any Business Combination and the complete liquidation of the Trust Fund (as defined below) pursuant to Article 49.4. In the event of a conflict between this Article 49 and any other Articles, the provisions of this Article 49 shall prevail.

49.2	Prior to the consummation of any Business Combination, the Company shall either:

(a)	submit such Business Combination to its Members for approval; or

(b)	provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Fund and not previously released to the Company to pay income taxes, divided by the number of then issued and outstanding Shares that were sold as part of the units in the IPO, provided that the Company shall not repurchase Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001 (the “Repurchase Limitation”).

The Company shall initiate any tender offer in accordance with Rule 13e-4 and Regulation 14E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall file tender offer documents with the SEC prior to completing a Business Combination which contain substantially the same financial

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and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act.

If the Company holds a Member vote to approve a proposed Business Combination, the Company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the SEC.

At a meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that a majority of the Shares voted are voted for the approval of the Business Combination, the Company shall be authorised to consummate the Business Combination.

49.3	Any Member holding Shares who is not a Founder, officer or Director may, contemporaneously with any vote on a Business Combination, request to have their Public Shares repurchased for cash (the “IPO Repurchase”), provided that no such Member acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this repurchase request with respect to more than 20% of the Public Shares. If so requested, the Company shall pay any such repurchasing Member, regardless of whether he is voting for or against such proposed Business Combination, a per Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Fund and not previously released to the Company pay income taxes, divided by the number of then issued and outstanding Shares that were sold as part of the units in the IPO (such repurchase price being referred to herein as the “Repurchase Price”). Repurchases pursuant to this Article 49.3 are subject to the Repurchase Limitation.

The Repurchase Price shall be paid promptly following the consummation of the relevant Business Combination. If the proposed Business Combination is not approved or completed for any reason then such repurchases shall be cancelled and share certificates (if any) returned to the relevant Members as appropriate.

49.4	In the event that:

(a)	the Company does not consummate a Business Combination by twenty-four months after the closing of the IPO, or such later time as the Members of the Company may approve in accordance with these Articles, the Company shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the proceeds then on deposit in the Trust Fund including interest earned on the Trust Fund and not previously released to the Company to pay income taxes (less up to US$100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such

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redemption, subject to the approval of the Company’s remaining Members and its board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

(b)	any amendment is made to Article 49.4 that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within twenty-four months after the date of the closing of the IPO, each holder of Public Shares who is not a Founder, officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the Trust Fund and not previously released to the Company to pay income taxes, divided by the number of then issued and outstanding Public Shares. The Company’s ability to provide such opportunity is subject to the Repurchase Limitation.

49.5	Except for the withdrawal of interest to pay income taxes, if any, none of the funds held in the Trust Fund shall be released from the Trust Fund until the earlier of an IPO Repurchase pursuant to Article 49.3, a repurchase of Shares by means of a tender offer pursuant to Article 49.2(b), a distribution of the Trust Fund pursuant to Article 49.4(a) or an amendment under Article 49.4(b). In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Fund.

49.6	After the issue of Public Shares, and prior to the consummation of a Business Combination, the Directors shall not issue additional Shares or any other securities that participate in any manner in the Trust Fund or that vote as a class with Public Shares on any Business Combination.

49.7	The Directors shall be divided into three classes: Class A, Class B and Preferred. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of these Articles, the existing Directors shall by resolution classify themselves as Class A, Class B or Class C Directors. The Class A Directors shall stand elected for a term expiring at the Company’s first annual general meeting, the Class B Directors shall stand elected for a term expiring at the Company’s second annual general meeting and the Class C Directors shall stand elected for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. Except as the Statute or other applicable law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have

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been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. Holders of Shares may nominate persons for election as Director by sending a written notice addressed to the Company at 1701 Village Center Circle, Las Vegas, Nevada 89134, by prepaid postal delivery, such notice to arrive at least twenty business days before the date of a general meeting at which the election of Directors is to be considered.

49.8	The Company may enter into a Business Combination with a target business that is affiliated with the Sponsor, the Directors or executive officers of the Company. In the event the Company seeks to complete an initial Business Combination with a target that is affiliated with the Sponsor, executive officers or Directors, the Company, or a committee of independent Directors, will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority or an independent accounting firm that such an initial Business Combination is fair to the Company from a financial point of view.

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